Exhibit 23.3

NORWEST CORPORATION	Norwest Corporation
Suite 830 – 1066 West Hastings Street
Vancouver, British Columbia
V6E 3X2

Tel: (604) 602-8992
Fax: (604) 602-8951
Email: vancouver@norwestcorp.com
www.norwest.com

February 11, 2010

Golden Queen Mining Company Ltd.
6411 Imperial Avenue
Vancouver, British Columbia
Canada, V7W 2J5

Re:	Golden Queen Mining Company Ltd. (the “Company”)
Registration Statement on Form S-8

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated February 10, 2010 of Golden Queen Mining Co. Ltd. of the technical report titled “Technical Report – Soledad Mountain Project” dated January 23, 2008, prepared by Norwest Corporation of Vancouver, British Columbia.

Yours truly,

NORWEST CORPORATION

Per:   /s/ Sean Ennis
         Authorized Signatory